UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 18, 2025

CS Disco, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40624	46-4254444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue
Suite 900
Austin, Texas 78701
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (833) 653-4726

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	LAW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2025, the board of directors (the “Board”) of CS Disco, Inc. (the “Company”) appointed Aaron Barfoot as the Company’s Executive Vice President, Chief Financial Officer, principal financial officer and principal accounting officer, effective January 12, 2026 (the “Start Date”).
Mr. Barfoot, 49, has served as Chief Financial Officer of Socure Inc., a provider of digital identity verification, fraud detection and prevention solutions, since July 2023. Prior to that, Mr. Barfoot served as Chief Financial Officer at Forter, Inc. from January 2020 to June 2023. Mr. Barfoot holds a B.S. in Economics from Baylor University.
In connection with his appointment as Executive Vice President, Chief Financial Officer, on December 18, 2025, the Compensation Committee of the Board approved an employment agreement with Mr. Barfoot (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Barfoot will receive an annualized base salary of $456,000, as well as a discretionary annual cash bonus with a target of 60% of Mr. Barfoot’s base salary. Mr. Barfoot will also receive a grant of restricted stock units (“RSUs”), effective as of January 12, 2026, with an aggregate grant date fair value of $2,000,000, based on the average closing share price of the Company’s common stock over the 30-day period ending on the last day of the calendar month prior to Mr. Barfoot’s start date. The RSUs will vest over four years, with 25% of the RSUs vesting as of February 16, 2027, with the remainder to vest in equal quarterly installments through February 16, 2030, subject in each case to Mr. Barfoot’s continued service through each such date. In addition to the grant of RSUs, Mr. Barfoot will receive a signing bonus of $100,000, provided that if Mr. Barfoot is terminated for Cause (as defined in the Employment Agreement) or voluntarily resigns without Good Reason (as defined in the Employment Agreement) within 12 months of the Start Date, he will be required to repay a pro-rata portion of the signing bonus.
Mr. Barfoot is also entitled to certain severance benefits under the Employment Agreement. If Mr. Barfoot, during the period beginning three months prior to and ending 12 months after a Change in Control (as defined in the Employment Agreement), (i) resigns for Good Reason or (ii) has his employment terminated without Cause, he will receive, subject to certain conditions, (a) a cash payment equivalent to 12 months of his then-current base salary, (b) a lump sum payment of 100% of his target annual cash bonus for the year of his termination or resignation, (c) payment of his COBRA premiums for up to 12 months following the date of his termination or resignation, and (d) acceleration of all his unvested and outstanding equity awards. With respect to any equity awards subject to performance vesting, unless otherwise provided in individual award documents, performance will be deemed to be achieved at target level or, if greater, based on actual performance measured as of the effective time of such Change in Control. In addition, if in connection with a Change in Control or a Corporate Transaction (as defined in the Company’s 2021 Equity Incentive Plan), any outstanding unvested equity awards held by Mr. Barfoot are not assumed or continued by the successor or acquiror entity (or its parent company) in such transaction or substituted for a similar award, and Mr. Barfoot’s employment has not terminated as of immediately prior to such transaction, such unvested equity awards will vest in full.
If Mr. Barfoot, outside of the period beginning three months prior to and ending 12 months after a Change in Control, (i) resigns for Good Reason or (ii) has his employment terminated without Cause, he will receive, subject to certain conditions, (a) a cash payment equivalent to six months of his current base salary and (b) payment of his COBRA premiums for up to six months.
There are no arrangements or understandings between Mr. Barfoot and any other person pursuant to which he was selected as an officer and director of the Company, and there is no family relationship between Mr. Barfoot and any of the Company’s other executive officers or directors. There are no related party transactions between Mr. Barfoot and the Company that would require disclosure under Item 404(a) of Regulation S-K.
Mr. Barfoot will replace Michael Lafair, the Company’s current Executive Vice President, Chief Financial Officer, principal financial officer and principal accounting officer. As previously announced, Mr. Lafair and the Company entered into a transition agreement, dated as of August 4, 2025, pursuant to which Mr. Lafair agreed to continue to serve as the Company’s Executive Vice President, Chief Financial Officer, principal financial officer and principal accounting officer through the earlier of the appointment of his successor or the close of business on December 31, 2025. In connection with Mr. Barfoot’s appointment, the Company and Mr. Lafair agreed to extend his service as the Company’s Executive Vice President, Chief Financial Officer, principal financial officer and principal accounting officer through January 11, 2026. Mr. Lafair will continue to receive his current base salary and benefits through January 11, 2026.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, a copy of which the Company has filed with this Current Report on Form 8-K and which is incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
10.1+	Employment Agreement by and between the Registrant and Aaron Barfoot.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
___________
+ Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS Disco, Inc.

Date: December 22, 2025	By:	/s/ Michael S. Lafair
	Name:	Michael S. Lafair
	Title:	Executive Vice President, Chief Financial Officer